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   EXHIBIT 21


                   SUBSIDIARIES OF STERLING BANCSHARES, INC.

The following is a list of the subsidiaries of Sterling Bancshares, Inc.:

Sterling Bancorporation, Inc.           CaminoReal Bancshares of Texas, Inc.
A Delaware corporation                  A Texas corporation
PO Box 631                              PO Box 200010
Wilmington, Delaware 19899              San Antonio, Texas 78220

Sterling Bancshares Capital Trust I     CaminoReal Delaware, Inc.
A Delaware statutory business trust     A Delaware corporation
15000 Northwest Freeway                 PO Box 200010
Houston, Texas 77040                    San Antonio, Texas 78220

Sterling Bancshares Capital Trust II    CaminoReal Bank, NA
A Delaware statutory business trust     A national banking association
15000 Northwest Freeway                 403 S. W.W. White Road
Houston, Texas 77040                    San Antonio, Texas 78220

Sterling Bancshares Capital Trust III
A Delaware statutory business trust
15000 Northwest Freeway
Houston, Texas 77040

Sterling Bank
A Texas state banking association
15000 Northwest Freeway
Houston, Texas 77040

CMCR Holding Company
A Delaware corporation
13100 Northwest Freeway
Houston, Texas 77040

CMCR Holding Company is the parent company of Sterling Capital Mortgage Company, an originator and servicer of one-to-four single family residential mortgage loans. Sterling Capital Mortgage Company originates a significant portion of its mortgage business through twenty-five subsidiary entities.


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